Exhibit 99.1

ChannelAdvisor Announces Third Quarter 2017 Financial Results
Revenue of $30.1 million increases 8 percent year-over-year
GAAP net loss of $(4.1) million
Adjusted EBITDA of $0.4 million exceeds guidance

Research Triangle Park, NC - November 2, 2017 - ChannelAdvisor Corporation (NYSE: ECOM), a leading provider of cloud-based e-commerce solutions that enable retailers and branded manufacturers to increase global sales, today announced its financial results for the quarter ended September 30, 2017.

"Revenue in the third quarter was at the top end of our guidance range," said David Spitz, CEO of ChannelAdvisor. "This revenue, combined with our careful expense management, produced adjusted EBITDA that was above the high end of our guidance. Our long-term trend of increasing average revenue per customer continued in the third quarter, reflecting both the value we bring to customers, as well as our focus on larger deals. In addition, we are encouraged by growing interest from brands and manufacturers looking to partner with us for their marketplace strategies. We were also pleased to see our international revenue increase 16% year over year for the quarter. Offsetting our overall performance in the quarter was a slower than expected recovery in digital marketing, as well as a sales reorganization in North America that impacted execution in the quarter. As a result of these factors, we are now moderating our revenue and adjusted EBITDA expectations for full year 2017, but we remain confident in our ability to drive faster growth next year, as these changes in the North America sales organization are designed to replicate the strong results we have seen internationally following similar organizational changes earlier in the year. With these changes and continued investments in our technology leadership, we are confident we are now even better positioned to make improving progress toward our long-term financial targets."
Third Quarter 2017 Financial Results

•	Total revenue of $30.1 million for the third quarter of 2017 increased 8 percent compared with total revenue of $28.0 million for the third quarter of 2016.

•
GAAP net loss was $(4.1) million compared with GAAP net loss of $(2.6) million in the third quarter of 2016. GAAP net loss per share was $(0.15), based on 26.4 million weighted average shares outstanding, compared with a GAAP net loss per share of $(0.10) in the year-ago period, based on 25.7 million weighted average shares then outstanding.

•
Non-GAAP net loss, which excludes the impact of non-cash stock-based compensation, was $(1.2) million for the third quarter of 2017 compared with non-GAAP net income of $0.3 million for the third quarter of 2016.

•
Adjusted EBITDA, a non-GAAP measure, was $0.4 million for the third quarter of 2017 compared with $2.2 million for the third quarter of 2016. Adjusted EBITDA excludes depreciation, amortization, income tax expense (benefit), interest, and stock-based compensation expense.

•	Cash and cash equivalents at quarter-end totaled $54.2 million, compared with $57.9 million at the end of the second quarter of 2017.
Recent Business Highlights

•
Average revenue per customer, calculated on a trailing twelve-month basis, increased 9 percent to $41,748 for the twelve months ended September 30, 2017, compared with $38,400 for the twelve months ended September 30, 2016. Total customer count was 2,902 at the end of the third quarter of 2017, compared with 2,880 customers at the end of the third quarter of 2016. These metrics do not include approximately 50 net new customers acquired with our acquisition of HubLogix Commerce Corp. during the second quarter of 2017.

•
Fixed subscription fees were 79 percent of total revenue and variable subscription fees were 21 percent of total revenue for the third quarter of 2017. This compares to 80 percent and 20 percent, respectively, for the third quarter of 2016.

•	Added new top-tier customers including Edgewell Personal Care Oceania, Gildan, LG Electronics Nordic, Radioshack, and Stanley Black & Decker.

•
Released new platform capabilities in the company’s second release this year, featuring an integration for Amazon Marketing Services (AMS), the introduction of ChannelAdvisor’s new Price Manager and Demand Forecaster, along with support for eBay Guaranteed Delivery and Amazon Seller Fulfilled Prime in the UK and Germany.

•	Expanded its research and development team with a new office in Madrid, Spain, and announced plans to open an office in Denver, CO.

•	Announced support for both Catch and Amazon Marketplaces in Australia.

Exhibit 99.1

•	Recognized as one of the Triangle Business Journal’s 2017 Best Places to Work and named a finalist for the NC Tech Awards - Use of Technology, E-Commerce award.
Financial Outlook
Based on information available as of today, ChannelAdvisor is issuing the following guidance for the fourth quarter and full year of 2017:
Fourth Quarter 2017

•	Total revenue between $34.0 million and $34.6 million.

•	Adjusted EBITDA between $3.7 million and $4.3 million.

•	Stock-based compensation expense between $3.0 million and $3.4 million.

•	26.6 million weighted average shares outstanding.
Full Year 2017

•	Total revenue between $122.4 million and $123.0 million.

•	Adjusted EBITDA between $4.4 million and $5.0 million.

•	Stock-based compensation expense between $12.1 million and $12.5 million.

•	26.4 million weighted average shares outstanding.
Refer to the "Adjusted EBITDA Guidance Reconciliation" table included with the financial tables at the end of this release for the reconciliation to the most comparable GAAP financial measure.
Conference Call Information

What:	ChannelAdvisor Third Quarter 2017 Financial Results Conference Call
When:	Thursday, November 2, 2017
Time:	4:30 p.m. ET
Live Call:	(855) 638-4821, Passcode 2143219, Domestic
(704) 288-0612, Passcode 2143219, International
Webcast:	http://ir.channeladvisor.com (live and replay)
Key Operating Metrics
Average revenue per customer is revenue divided by the average monthly number of customers during the period, which is calculated by taking the sum of the number of customers at the end of each month in the period and dividing by the number of months in the period.
Number of customers includes all customers who subscribe to at least one of our solutions, but excludes customers acquired from our acquisition of HubLogix and customers who subscribe only to certain legacy product offerings that are no longer part of our strategic focus.
Non-GAAP Financial Measures
This press release contains the following non-GAAP financial measures: non-GAAP net (loss) income and adjusted EBITDA.
ChannelAdvisor believes that these non-GAAP measures of financial results provide useful information to management and investors relating to ChannelAdvisor’s financial condition and results of operations. The company’s management uses these non-GAAP measures to compare the company’s performance to that of prior periods for trend analyses, and for budgeting and planning purposes. The company believes that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends and in comparing the company’s financial measures with other software companies, many of which present similar non-GAAP financial measures to investors, and that it allows for greater transparency with respect to key metrics used by management in its financial and operational decision-making.
Management of the company does not consider these non-GAAP measures in isolation or as an alternative to financial measures determined in accordance with GAAP. The principal limitation of these non-GAAP financial measures is that they exclude significant expenses that are required by GAAP to be recorded in the company’s financial statements. In order to compensate for these limitations, management presents non-GAAP financial measures together with GAAP results. Non-GAAP measures should be considered in addition to results and guidance prepared in accordance with GAAP, but should not be

Exhibit 99.1

considered a substitute for, or superior to, GAAP results. Reconciliation tables of the most comparable GAAP financial measures to the non-GAAP financial measures used in this press release are included with the financial tables at the end of this release. ChannelAdvisor urges investors to review the reconciliation and not to rely on any single financial measure to evaluate the company’s business. In addition, other companies, including companies in our industry, may calculate similarly named non-GAAP measures differently than we do, which limits their usefulness in comparing our financial results with theirs.
About ChannelAdvisor
ChannelAdvisor (NYSE: ECOM) is a leading e-commerce cloud platform whose mission is to connect and optimize the world’s commerce. For nearly two decades, ChannelAdvisor has helped retailers and branded manufacturers worldwide improve their online performance by expanding sales channels, connecting with consumers around the world, optimizing their operations for peak performance and providing actionable analytics to improve competitiveness. Thousands of customers depend on ChannelAdvisor to securely power their sales and optimize fulfillment on channels such as Amazon, eBay, Google, Facebook, Walmart and hundreds more. For more information, visit channeladvisor.com.
Cautionary Language Concerning Forward-Looking Statements
This press release contains "forward-looking statements" within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995, including but not limited to, statements regarding our financial outlook and guidance and expectations regarding our growth and that of the e-commerce industry. These forward-looking statements are made as of the date of this release and are based on current expectations, estimates, forecasts and projections, as well as the current beliefs and assumptions of management. Forward-looking statements are subject to a number of risks and uncertainties, many of which involve factors or circumstances that are beyond ChannelAdvisor’s control. ChannelAdvisor’s actual results could differ materially from those stated or implied in forward-looking statements due to a number of factors, including but not limited to, risks detailed in ChannelAdvisor’s Annual Report on Form 10-K for the year ended December 31, 2016 and its Quarterly Report on Form 10-Q that will be filed for the quarter ended September 30, 2017, as well as other documents that may be filed by the company from time to time with the Securities and Exchange Commission. These documents are available on the ‘SEC Filings’ section of the Investor Relations page of our website at http://ir.channeladvisor.com. In particular, the following factors, among others, could cause results to differ materially from those expressed or implied by such forward-looking statements: our reliance for a significant portion of our revenue on sales by our customers on the Amazon and eBay marketplaces and through advertisements on Google; our ability to respond to rapid changes in channel technologies or requirements; our ability to compete successfully against current and future competitors, which could include the channels themselves; our reliance in part on a pricing model under which a portion of the subscription fees we receive from customers is variable, based upon the amount of transaction volume that those customers process through our platform; our reliance on non-redundant data centers and cloud computing providers to deliver our SaaS solutions; the potential that the e-commerce market does not grow, or grows more slowly than we expect, particularly on the channels that our solutions support; challenges and risks associated with our increasing international operations; and security or privacy breaches. The forward-looking statements included in this press release represent ChannelAdvisor’s views as of the date of this press release. ChannelAdvisor undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Accordingly, these forward-looking statements should not be relied upon as representing ChannelAdvisor’s views as of any date subsequent to the date of this press release.
###

Media Contact:
Caroline Riddle
ChannelAdvisor Corporation
caroline.riddle@channeladvisor.com
919-439-8026
Investor Contact:
Garo Toomajanian
ICR, LLC
ir@channeladvisor.com
919-228-2003

ChannelAdvisor Corporation and Subsidiaries
Condensed Consolidated Balance Sheets
(in thousands, except share and per share data)

	September 30, 2017	December 31, 2016
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$54,178	$65,420
Accounts receivable, net of allowance of $304 and $594 as of September 30, 2017 and December 31, 2016, respectively	21,276	19,445
Prepaid expenses and other current assets	12,249	10,972
Total current assets	87,703	95,837
Property and equipment, net	11,797	13,252
Goodwill	23,486	21,632
Intangible assets, net	2,658	2,660
Long-term deferred tax assets, net	5,580	5,244
Other assets	813	533
Total assets	$132,037	$139,158
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$3,533	$4,709
Accrued expenses	10,656	11,067
Deferred revenue	26,316	23,474
Other current liabilities	4,807	4,450
Total current liabilities	45,312	43,700
Long-term capital leases, net of current portion	898	1,262
Lease incentive obligation	3,547	4,206
Other long-term liabilities	3,484	2,993
Total liabilities	53,241	52,161
Commitments and contingencies
Stockholders’ equity:
Preferred stock, $0.001 par value, 5,000,000 shares authorized, no shares issued and outstanding as of September 30, 2017 and December 31, 2016	—	—
Common stock, $0.001 par value, 100,000,000 shares authorized, 26,481,401 and 25,955,759 shares issued and outstanding as of September 30, 2017 and December 31, 2016, respectively	26	26
Additional paid-in capital	259,334	252,158
Accumulated other comprehensive loss	(893)	(1,612)
Accumulated deficit	(179,671)	(163,575)
Total stockholders’ equity	78,796	86,997
Total liabilities and stockholders’ equity	$132,037	$139,158

ChannelAdvisor Corporation and Subsidiaries
Unaudited Condensed Consolidated Statements of Operations
(in thousands, except share and per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2016	2017	2016
Revenue	$30,097	$27,992	$88,430	$81,437
Cost of revenue (1) (2)	6,549	6,811	19,911	20,587
Gross profit	23,548	21,181	68,519	60,850
Operating expenses (1) (2):
Sales and marketing	15,565	13,824	47,231	43,064
Research and development	5,760	4,512	15,878	13,077
General and administrative	6,344	5,525	21,552	18,768
Total operating expenses	27,669	23,861	84,661	74,909
Loss from operations	(4,121)	(2,680)	(16,142)	(14,059)
Other income (expense):
Interest income (expense), net	67	11	149	(11)
Other income (expense), net	36	90	106	137
Total other income (expense)	103	101	255	126
Loss before income taxes	(4,018)	(2,579)	(15,887)	(13,933)
Income tax expense (benefit)	37	(27)	209	(91)
Net loss	$(4,055)	$(2,552)	$(16,096)	$(13,842)
Net loss per share:
Basic and diluted	$(0.15)	$(0.10)	$(0.61)	$(0.54)
Weighted average common shares outstanding:
Basic and diluted	26,439,830	25,723,749	26,293,650	25,513,105

(1) Includes stock-based compensation as follows:
Cost of revenue	$259	$330	$753	$941
Sales and marketing	970	1,161	2,960	3,651
Research and development	588	496	1,659	1,485
General and administrative	1,023	878	3,760	4,130
	$2,840	$2,865	$9,132	$10,207

(2) Includes depreciation and amortization as follows:
Cost of revenue	$933	$1,109	$3,058	$3,497
Sales and marketing	283	266	812	853
Research and development	102	111	324	345
General and administrative	287	420	847	1,266
	$1,605	$1,906	$5,041	$5,961

ChannelAdvisor Corporation and Subsidiaries
Unaudited Condensed Consolidated Statements of Cash Flows
(in thousands)

	Nine Months Ended September 30,
	2017	2016
Cash flows from operating activities
Net loss	$(16,096)	$(13,842)
Adjustments to reconcile net loss to cash and cash equivalents (used in) provided by operating activities:
Depreciation and amortization	5,041	5,961
Bad debt expense	271	246
Stock-based compensation expense	9,132	10,207
Other items, net	(499)	(769)
Changes in assets and liabilities, net of effects from acquisition:
Accounts receivable	(1,674)	2,820
Prepaid expenses and other assets	(1,370)	1,832
Accounts payable and accrued expenses	(51)	(1,251)
Deferred revenue	3,042	4,162
Cash and cash equivalents (used in) provided by operating activities	(2,204)	9,366
Cash flows from investing activities
Purchases of property and equipment	(2,427)	(920)
Payment of internal-use software development costs	(224)	(195)
Acquisition, net of cash acquired	(2,177)	—
Cash and cash equivalents used in investing activities	(4,828)	(1,115)
Cash flows from financing activities
Repayment of capital leases	(2,586)	(2,079)
Proceeds from exercise of stock options	625	821
Payment of contingent consideration	—	(338)
Payment of statutory tax withholding related to net-share settlement of restricted stock units	(2,581)	(2,085)
Cash and cash equivalents used in financing activities	(4,542)	(3,681)

Effect of currency exchange rate changes on cash and cash equivalents	332	(313)
Net (decrease) increase in cash and cash equivalents	(11,242)	4,257
Cash and cash equivalents, beginning of period	65,420	60,474
Cash and cash equivalents, end of period	$54,178	$64,731

Reconciliation of GAAP Gross Profit and GAAP Gross Margin to Non-GAAP Gross Profit and Non-GAAP Gross Margin
(unaudited; in thousands)
	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2016	2017	2016
Revenue	$30,097	$27,992	$88,430	$81,437

Gross profit (GAAP)	$23,548	$21,181	$68,519	$60,850
Plus: Stock-based compensation expense	259	330	753	941
Gross profit (Non-GAAP)	$23,807	$21,511	$69,272	$61,791
Gross margin (GAAP)	78.2%	75.7%	77.5%	74.7%
Gross margin (Non-GAAP)	79.1%	76.8%	78.3%	75.9%

Reconciliation of GAAP Operating Expenses to Non-GAAP Operating Expenses
(unaudited; in thousands)
	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2016	2017	2016
Operating expenses (GAAP)	$27,669	$23,861	$84,661	$74,909
Less: Stock-based compensation expense	2,581	2,535	8,379	9,266
Less: One-time charge for VDAs related to sales taxes	—	—	2,539	—
Operating expenses (Non-GAAP)	$25,088	$21,326	$73,743	$65,643

Reconciliation of GAAP Loss from Operations and GAAP Operating Margin to Non-GAAP (Loss) Income from Operations and Non-GAAP Operating Margin
(unaudited; in thousands)
	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2016	2017	2016
Revenue	$30,097	$27,992	$88,430	$81,437

Loss from operations (GAAP)	$(4,121)	$(2,680)	$(16,142)	$(14,059)
Plus: Stock-based compensation expense	2,840	2,865	9,132	10,207
Plus: One-time charge for VDAs related to sales taxes	—	—	2,539	—
(Loss) income from operations (Non-GAAP)	$(1,281)	$185	$(4,471)	$(3,852)
Operating margin (GAAP)	(13.7)%	(9.6)%	(18.3)%	(17.3)%
Operating margin (Non-GAAP)	(4.3)%	0.7%	(5.1)%	(4.7)%

Reconciliation of GAAP Net Loss to Non-GAAP Net (Loss) Income
(unaudited; in thousands)
	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2016	2017	2016
Net loss (GAAP)	$(4,055)	$(2,552)	$(16,096)	$(13,842)
Plus: Stock-based compensation expense	2,840	2,865	9,132	10,207
Plus: One-time charge for VDAs related to sales taxes	—	—	2,539	—
Net (loss) income (Non-GAAP)	$(1,215)	$313	$(4,425)	$(3,635)

Reconciliation of Net Loss to Adjusted EBITDA
(unaudited; in thousands)
	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2016	2017	2016
Net loss	$(4,055)	$(2,552)	$(16,096)	$(13,842)
Adjustments:
Interest (income) expense, net	(67)	(11)	(149)	11
Income tax expense (benefit)	37	(27)	209	(91)
Depreciation and amortization expense	1,605	1,906	5,041	5,961
Total adjustments	1,575	1,868	5,101	5,881
EBITDA	(2,480)	(684)	(10,995)	(7,961)
Stock-based compensation expense	2,840	2,865	9,132	10,207
One-time charge for VDAs related to sales taxes	—	—	2,539	—
Adjusted EBITDA	$360	$2,181	$676	$2,246

Free Cash Flow Reconciliation
(unaudited; in thousands)
	Nine Months Ended September 30,
	2017	2016
Cash (used in) provided by operating activities	$(2,204)	$9,366
Less: Purchases of property and equipment	(2,427)	(920)
Free cash flow	$(4,631)	$8,446

Adjusted EBITDA Guidance Reconciliation
(unaudited; in millions)
	Fourth Quarter 2017		Full Year 2017
	Low	High	Low	High
Net loss (estimate)	$(1.3)	$(0.2)	$(17.4)	$(16.3)
Adjustments (estimates):
Interest (income) expense, net	0.0	(0.1)	0.0	(0.1)
Income tax (benefit) expense	0.0	0.0	0.2	0.2
Depreciation and amortization expense	1.6	1.6	6.6	6.6
Total adjustments	1.6	1.5	6.8	6.7
EBITDA	0.3	1.3	(10.6)	(9.6)
Stock-based compensation expense (estimate)	3.4	3.0	12.5	12.1
One-time charge for VDAs related to sales taxes	0.0	0.0	2.5	2.5
Adjusted EBITDA guidance	$3.7	$4.3	$4.4	$5.0